  Exhibit 99.1

FOR IMMEDIATE RELEASE

Rimini Street Announces Fiscal Second Quarter 2024 Financial and Operating Results

LAS VEGAS, July 31, 2024 – Rimini Street, Inc. (Nasdaq: RMNI), a global provider of end-to-end enterprise software support, products and services, the leading third-party support provider for Oracle and SAP software, and a Salesforce and AWS partner, today announced results for the fiscal second quarter ended June 30, 2024.

Select Second Quarter 2024 Financial Highlights
•Revenue was $103.1 million for the 2024 second quarter, a decrease of 3.1% compared to $106.4 million for the same period last year.
•U.S. revenue was $51.5 million for the 2024 second quarter, a decrease of 4.7% compared to $54.0 million for the same period last year.
•International revenue was $51.7 million for the 2024 second quarter, a decrease of 1.5% compared to $52.4 million for the same period last year.
•Annualized Recurring Revenue was $399.4 million for the 2024 second quarter, a decrease of 2.6% compared to $410.1 million for the same period last year.
•Active Clients as of June 30, 2024 were 3,007, a decrease of 0.6% compared to 3,026 Active Clients as of June 30, 2023.
•Revenue Retention Rate was 88% for the trailing twelve months ended June 30, 2024 and 94% for the comparable period ended June 30, 2023.
•Subscription revenue was $99.9 million, which accounted for 96.8% of total revenue for the 2024 second quarter, compared to subscription revenue of $102.5 million, which accounted for 96.3% of total revenue for the same period last year.
•Gross margin was 59.1% for the 2024 second quarter compared to 63.0% for the same period last year.
•Operating income (loss) was an operating loss of $(0.8) million for the 2024 second quarter compared to operating income of $10.3 million for the same period last year.
•Non-GAAP Operating Income was $6.4 million for the 2024 second quarter compared to $14.9 million for the same period last year.
•Net income (loss) was a net loss of $(1.1) million for the 2024 second quarter compared to net income of $4.3 million for the same period last year.
•Non-GAAP Net Income was $6.1 million for the 2024 second quarter compared to $8.8 million for the same period last year.
•Adjusted EBITDA for the 2024 second quarter was $8.8 million compared to $15.8 million for the same period last year.
•Basic and diluted earnings (loss) per share attributable to common stockholders was a loss per share of $(0.01) for the 2024 second quarter compared to earnings per share of $0.05 for the same period last year.
•Cash and short-term investments of $134.2 million at June 30, 2024 compared to $140.7 million at June 30, 2023.
•Reorganization Costs of $3.2 million were incurred during the second quarter of 2024 as the Company began a process to evaluate and optimize its cost structure through a headcount reduction. The Company expects to incur additional reorganization costs during the third quarter of 2024. During the second quarter of 2024, the Company paid 0.3 million of the reorganization costs.
•Additionally, after careful consideration, the Company has decided to wind down the offering of services for Oracle PeopleSoft products. This includes the Company’s Rimini Support™, Rimini Manage™ and Rimini Consult™ services. As the Company provides services for Oracle PeopleSoft products to clients globally, the wind-down process is expected to take place over several phases and will likely take a year or longer before the Company is able to cease providing all Oracle PeopleSoft services. Revenue related to providing services for Oracle PeopleSoft products accounted for approximately $36.1 million, or 8%, of fiscal year 2023 revenue and $16.6 million, or 8%, of first half 2024 revenue, respectively.

Rimini Street Announces Fiscal Second Quarter 2024 Financial and Operating Results	page 2

Select Second Quarter 2024 Operating Highlights
•Announced representative new clients who switched to, or existing clients who expanded their agreements with, Rimini Street, including:
•Ricoh Company Ltd., a global leader in image processing and digital transformation solutions, has selected Rimini Support™ and Rimini Protect™, for Oracle EBS and Oracle Database environments.
•Sunway Group, Malaysia’s leading conglomerate, has selected Rimini ONE™, Rimini Street’s powerful combination of Rimini Support™ and Rimini Manage™ services, for their Oracle JD Edwards platform.
•Americanas Group, a leading Brazilian retailer, has selected Rimini Manage™, to drive operational efficiencies across SAP ECC 6, S/4HANA and RISE platforms.
•Pacific Healthcare Group, the leading sales and marketing services organization for the Southeast Asian healthcare industry, has selected Rimini Support™ for Oracle Technology and Oracle Database.
•Announced the launch of Rimini Support™, Rimini Protect™ and Rimini Consult™ services for VMware Products in a first-of-its-kind comprehensive third-party offering.
•Announced the appointment of proven Senior Executive Steve Hershkowitz as new EVP and Chief Revenue Officer (CRO).
•Announced the appointment of seasoned SaaS and Professional Services Executive Martyn Hoogakker as GVP and General Manager for the EMEA Region.
•Shared the independent survey findings of nearly 3,000 global CFOs and CIOs revealing a common focus on and prioritization of results and ROI from IT investments, to manage increasing organizational complexity and rising IT costs.
•Honored with two prestigious Stevie® 2024 Awards, a Silver Stevie for Front-Line Customer Service Team of the Year, and a Bronze Stevie for Woman of the Year in Customer Service awarded to Robin Weiss, VP of Oracle Application Support Services.
•Recognized by India’s Great Mid-Size Workplaces 2024 as top 20th in Nation for “Excelling People Practices” and “High Trust Culture.”
•Recognized by TrustRadius as winner of four 2024 Top Rated Awards, for Implementation Services, Consulting and Advisory Services, IT Professional Services, and Managed IT Services categories.
•Closed nearly 7,700 support cases and delivered close to 2,800 tax, legal and regulatory updates to clients across 23 countries, while achieving an average client satisfaction rating on the Company’s support delivery and onboarding services of more than 4.9 out of 5.0 (where 5.0 is rated excellent).

2024 Business Outlook
The Company is continuing to suspend guidance until there is more clarity around impacts from current litigation activity before the U.S. Federal courts in the Company’s ongoing litigation with Oracle.

Webcast and Conference Call Information
Rimini Street will host a conference call and webcast to discuss the second quarter 2024 results and potentially select third quarter 2024 performance-to-date commentary at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time on July 31, 2024. A live webcast of the event will be available on Rimini Street’s Investor Relations site at Rimini Street IR events link and directly via the webcast link. Dial-in participants can access the conference call by dialing 1-800-836-8184. A replay of the webcast will be available for one year following the event.

Company’s Use of Non-GAAP Financial Measures
This press release contains certain “non-GAAP financial measures.” Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by U.S. generally accepted accounting principles, or GAAP. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures determined in accordance with GAAP. A reconciliation of GAAP to non-GAAP results is included in the financial tables within this press release. Presented under the heading “About Non-GAAP Financial Measures and Certain Key Metrics” is a description and explanation of our non-GAAP financial measures.

Reconciliations of the non-GAAP financial measures provided in this press release to their most directly comparable GAAP financial measures are provided in the financial tables included at the end of this press release. An explanation of these measures, why we believe they are meaningful and how they are calculated is also included under the heading “About Non-GAAP Financial Measures and Certain Key Metrics.”

About Rimini Street, Inc.
Rimini Street, Inc. (Nasdaq: RMNI), a Russell 2000® Company, is a global provider of end-to-end enterprise software support, products and services, the leading third-party support provider for Oracle and SAP software and a Salesforce and AWS partner. The Company has operations globally and offers a comprehensive family of unified solutions to run, manage, support,

Rimini Street Announces Fiscal Second Quarter 2024 Financial and Operating Results	page 3

customize, configure, connect, protect, monitor, and optimize enterprise application, database, and technology software, and enables clients to achieve better business outcomes, significantly reduce costs and reallocate resources for innovation. To date, over 5,600 Fortune 500, Fortune Global 100, midmarket, public sector, and other organizations from a broad range of industries have relied on Rimini Street as their trusted enterprise software solutions provider. To learn more, please visit riministreet.com, and connect with Rimini Street on X (formerly known as Twitter), Instagram, Facebook and LinkedIn. (IR-RMNI)

Forward-Looking Statements
Certain statements included in this communication are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “anticipate,” “believe,” “continue,” “could,” “currently,” “estimate,” “expect,” “future,” “intend,” “may,” “might,” “outlook,” “plan,” “possible,” “potential,” “predict,” “project,” “seem,” “seek,” “should,” “will,” “would” or other similar words, phrases or expressions. These forward-looking statements include, but are not limited to, statements regarding our expectations of future events, future opportunities, global expansion and other growth initiatives and our investments in such initiatives. These statements are based on various assumptions and on the current expectations of management and are not predictions of actual performance, nor are these statements of historical facts. These statements are subject to a number of risks and uncertainties regarding Rimini Street’s business, and actual results may differ materially. These risks and uncertainties include, but are not limited to, adverse developments in and costs associated with defending pending litigation or any new litigation, including the disposition of pending motions to appeal and any new claims; additional expenses to be incurred in order to comply with injunctions against certain of our business practices and the impact on future period revenue and costs; changes in the business environment in which Rimini Street operates, including the impact of any recessionary economic trends and changes in foreign exchange rates, as well as general financial, economic, regulatory and political conditions affecting the industry in which we operate and the industries in which our clients operate; the evolution of the enterprise software management and support landscape and our ability to attract and retain clients and further penetrate our client base; significant competition in the software support services industry; customer adoption of our expanded portfolio of products and services and products and services we expect to introduce; our ability to grow our revenue, manage our cost of revenue and accurately forecast revenue; the expected impact of recent and anticipated future reductions in our workforce and associated reorganization costs; estimates of our total addressable market and expectations of client savings relative to use of other providers; variability of timing in our sales cycle; risks relating to retention rates, including our ability to accurately predict retention rates; the loss of one or more members of our management team; our ability to attract and retain additional qualified personnel, including sales personnel, and retain key personnel; our business plan, our ability to grow in the future and our ability to achieve and maintain profitability; our plans to wind down the offering of services for Oracle PeopleSoft products; our need and ability to raise equity or debt financing on favorable terms and our ability to generate cash flows from operations to help fund increased investment in our growth initiatives; risks associated with global operations; our ability to prevent unauthorized access to our information technology systems and other cybersecurity threats, protect the confidential information of our employees and clients and comply with privacy regulations; our ability to maintain an effective system of internal control over financial reporting; our ability to maintain, protect and enhance our brand and intellectual property; changes in laws and regulations, including changes in tax laws or unfavorable outcomes of tax positions we take, or a failure by us to establish adequate tax reserves; the impact of environmental, social and governance (ESG) matters; our credit facility’s ongoing debt service obligations and financial and operational covenants on our business and related interest rate risk, including uncertainty from the transition to SOFR or other interest rate benchmarks; the sufficiency of our cash and cash equivalents to meet our liquidity requirements; the amount and timing of repurchases, if any, under our stock repurchase program and our ability to enhance stockholder value through such program; uncertainty as to the long-term value of Rimini Street’s equity securities; catastrophic events that disrupt our business or that of our clients; and those discussed under the heading “Risk Factors” in Rimini Street’s Quarterly Report on Form 10-Q filed on July 31, 2024, and as updated from time to time by Rimini Street’s future Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings by Rimini Street with the Securities and Exchange Commission. In addition, forward-looking statements provide Rimini Street’s expectations, plans or forecasts of future events and views as of the date of this communication. Rimini Street anticipates that subsequent events and developments will cause Rimini Street’s assessments to change. However, while Rimini Street may elect to update these forward-looking statements at some point in the future, Rimini Street specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Rimini Street’s assessments as of any date subsequent to the date of this communication.

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© 2024 Rimini Street, Inc. All rights reserved. “Rimini Street” is a registered trademark of Rimini Street, Inc. in the United States and other countries, and Rimini Street, the Rimini Street logo, and combinations thereof, and other marks marked by TM are trademarks of Rimini Street, Inc. All other trademarks remain the property of their respective owners, and unless otherwise specified, Rimini Street claims no affiliation, endorsement, or association with any such trademark holder or other companies referenced herein.

Rimini Street Announces Fiscal Second Quarter 2024 Financial and Operating Results	page 4

RIMINI STREET, INC.
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except per share amounts)

ASSETS	June 30, 2024	December 31, 2023
Current assets:
Cash and cash equivalents	$134,197	$115,424
Restricted cash	429	428
Accounts receivable, net of allowance of $1,000 and $656, respectively	86,961	119,430
Deferred contract costs, current	16,686	17,934
Short-term investments	—	9,826
Prepaid expenses and other	24,644	25,647
Total current assets	262,917	288,689
Long-term assets:
Property and equipment, net of accumulated depreciation and amortization of $19,764 and $18,231, respectively	10,667	10,496
Operating lease right-of-use assets	7,477	5,941
Deferred contract costs, noncurrent	20,621	23,559
Deposits and other	4,152	6,109
Deferred income taxes, net	61,535	59,002
Total assets	$367,369	$393,796
LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current maturities of long-term debt	$3,093	$5,912
Accounts payable	4,523	5,997
Accrued compensation, benefits and commissions	32,109	38,961
Other accrued liabilities	18,559	18,128
Operating lease liabilities, current	4,504	4,321
Deferred revenue, current	240,448	263,115
Total current liabilities	303,236	336,434
Long-term liabilities:
Long-term debt, net of current maturities	68,731	64,228
Deferred revenue, noncurrent	22,345	23,859
Operating lease liabilities, noncurrent	7,526	6,841
Other long-term liabilities	1,650	1,930
Total liabilities	403,488	433,292
Stockholders' deficit:
Preferred Stock, $0.0001 par value per share. Authorized 99,820 shares (excluding 180 shares of Series A Preferred Stock); no other series has been designated	—	—
Common Stock, $0.0001 par value. Authorized 1,000,000 shares; issued and outstanding 90,698 and 89,595 shares, respectively	9	9
Additional paid-in capital	172,951	167,988
Accumulated other comprehensive loss	(5,922)	(4,167)
Accumulated deficit	(202,041)	(202,210)
Treasury stock, at cost	(1,116)	(1,116)
Total stockholders' deficit	(36,119)	(39,496)
Total liabilities and stockholders' deficit	$367,369	$393,796

Rimini Street Announces Fiscal Second Quarter 2024 Financial and Operating Results	page 5

RIMINI STREET, INC.
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Revenue	$103,123	$106,421	$209,868	$211,933
Cost of revenue	42,180	39,348	85,095	78,691
Gross profit	60,943	67,073	124,773	133,242
Operating expenses:
Sales and marketing	37,377	37,284	76,518	71,763
General and administrative	19,531	18,865	37,933	37,092
Reorganization costs	3,208	—	3,208	59
Litigation costs and related recoveries:
Professional fees and other costs of litigation	1,602	629	4,527	3,348
Litigation costs and related recoveries, net	1,602	629	4,527	3,348
Total operating expenses	61,718	56,778	122,186	112,262
Operating income (loss)	(775)	10,295	2,587	20,980
Non-operating income and (expenses):
Interest expense	(1,483)	(1,387)	(2,824)	(2,726)
Other income (expenses), net	1,492	280	2,457	809
Income (loss) before income taxes	(766)	9,188	2,220	19,063
Income taxes	(382)	(4,920)	(2,051)	(9,156)
Net income (loss)	$(1,148)	$4,268	$169	$9,907

Net income (loss) attributable to common stockholders	$(1,148)	$4,268	$169	$9,907

Net income (loss) per share attributable to common stockholders:
Basic	$(0.01)	$0.05	$—	$0.11
Diluted	$(0.01)	$0.05	$—	$0.11
Weighted average number of shares of Common Stock outstanding:
Basic	90,495	88,903	90,125	88,797
Diluted	90,495	89,274	90,822	89,251

Rimini Street Announces Fiscal Second Quarter 2024 Financial and Operating Results	page 6

RIMINI STREET, INC.
GAAP to Non-GAAP Reconciliations
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Non-GAAP operating income reconciliation:
Operating income (loss)	$(775)	$10,295	$2,587	$20,980
Non-GAAP adjustments:
Litigation costs and related recoveries, net	1,602	629	4,527	3,348
Stock-based compensation expense	2,405	3,948	4,963	5,925
Reorganization costs	3,208	—	3,208	59
Non-GAAP operating income	$6,440	$14,872	$15,285	$30,312
Non-GAAP net income reconciliation:
Net income (loss)	$(1,148)	$4,268	$169	$9,907
Non-GAAP adjustments:
Litigation costs and related recoveries, net	1,602	629	4,527	3,348
Stock-based compensation expense	2,405	3,948	4,963	5,925
Reorganization costs	3,208	—	3,208	59
Non-GAAP net income	$6,067	$8,845	$12,867	$19,239
Non-GAAP Adjusted EBITDA reconciliation:
Net income (loss)	$(1,148)	$4,268	$169	$9,907
Non-GAAP adjustments:
Interest expense	1,483	1,387	2,824	2,726
Income taxes	382	4,920	2,051	9,156
Depreciation and amortization expense	860	636	1,733	1,249
EBITDA	1,577	11,211	6,777	23,038
Non-GAAP adjustments:
Litigation costs and related recoveries, net	1,602	629	4,527	3,348
Stock-based compensation expense	2,405	3,948	4,963	5,925
Reorganization costs	3,208	—	3,208	59
Adjusted EBITDA	$8,792	$15,788	$19,475	$32,370
Calculated Billings:
Revenue	$103,123	$106,421	$209,868	$211,933
Deferred revenue, current and noncurrent, end of the period	262,793	285,324	262,793	285,324
Deferred revenue, current and noncurrent, beginning of the period	254,306	287,381	286,974	299,921
Change in deferred revenue	8,487	(2,057)	(24,181)	(14,597)
Calculated billings	$111,610	$104,364	$185,687	$197,336

Rimini Street Announces Fiscal Second Quarter 2024 Financial and Operating Results	page 7

About Non-GAAP Financial Measures and Certain Key Metrics
To provide investors and others with additional information regarding Rimini Street’s results, we have disclosed the following non-GAAP financial measures and certain key metrics. We have described below Active Clients, Annualized Recurring Revenue and Revenue Retention Rate, each of which is a key operational metric for our business. In addition, we have disclosed the following non-GAAP financial measures: non-GAAP operating income, non-GAAP net income, EBITDA, Adjusted EBITDA and Billings. Rimini Street has provided in the tables above a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Due to a valuation allowance for our deferred tax assets, there were no tax effects associated with any of our non-GAAP adjustments. These non-GAAP financial measures are also described below.

The primary purpose of using non-GAAP measures is to provide supplemental information that management believes may prove useful to investors and to enable investors to evaluate our results in the same way management does. We also present the non-GAAP financial measures because we believe they assist investors in comparing our performance across reporting periods on a consistent basis, as well as comparing our results against the results of other companies, by excluding items that we do not believe are indicative of our core operating performance. Specifically, management uses these non-GAAP measures as measures of operating performance; to prepare our annual operating budget; to allocate resources to enhance the financial performance of our business; to evaluate the effectiveness of our business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of our results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communications with our board of directors concerning our financial performance. Investors should be aware however, that not all companies define these non-GAAP measures consistently.

Billings represents the change in deferred revenue for the current period plus revenue for the current period.

Active Client is a distinct entity that purchases our services to support a specific product, including a company, an educational or government institution, or a business unit of a company. For example, we count as two separate active clients when support for two different products is being provided to the same entity. We believe that our ability to expand our active clients is an indicator of the growth of our business, the success of our sales and marketing activities, and the value that our services bring to our clients.

Annualized Recurring Revenue is the amount of subscription revenue recognized during a fiscal quarter and multiplied by four. This gives us an indication of the revenue that can be earned in the following 12-month period from our existing client base assuming no cancellations or price changes occur during that period. Subscription revenue excludes any non-recurring revenue, which has been insignificant to date.

Revenue Retention Rate is the actual subscription revenue (dollar-based) recognized over a 12-month period from customers that were clients on the day prior to the start of such 12-month period, divided by our Annualized Recurring Revenue as of the day prior to the start of the 12-month period.

Non-GAAP Operating Income is operating income adjusted to exclude: litigation costs and related recoveries, net, stock-based compensation expense and reorganization costs. The exclusions are discussed in further detail below.

Non-GAAP Net Income is net income adjusted to exclude: litigation costs and related recoveries, net, stock-based compensation expense and reorganization costs. These exclusions are discussed in further detail below.

Specifically, management is excluding the following items from its non-GAAP financial measures, as applicable, for the periods presented:

Litigation Costs and Related Recoveries, Net: Litigation costs and the associated insurance and appeal recoveries relate to outside costs of litigation activities. These costs and recoveries reflect the ongoing litigation we are involved with, and do not relate to the day-to-day operations or our core business of serving our clients.

Stock-Based Compensation Expense: Our compensation strategy includes the use of stock-based compensation to attract and retain employees. This strategy is principally aimed at aligning the employee interests with those of our stockholders and to achieve long-term employee retention. As a result, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions in any particular period.

Rimini Street Announces Fiscal Second Quarter 2024 Financial and Operating Results	page 8

Reorganization Costs: The costs consist primarily of severance costs associated with the Company's reorganization plan.

EBITDA is net income adjusted to exclude: interest expense, income taxes, and depreciation and amortization expense.

Adjusted EBITDA is EBITDA adjusted to exclude: litigation costs and related recoveries, net, stock-based compensation expense and reorganization costs, as discussed above.

Investor Relations Contact
Dean Pohl
Rimini Street, Inc.
+1 925 523-7636
dpohl@riministreet.com

Media Relations Contact
Janet Ravin
Rimini Street, Inc.
+1 702 285-3532
pr@riministreet.com